UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2005, the Executive Compensation Subcommittee (the “Subcommittee”) of the Company’s Board of Directors approved the acceleration of vesting of otherwise unvested “out-of-the-money” stock options previously issued by the Company with an exercise price at or above $27.00, which is that day’s closing sale price of the Company’s common stock as quoted on The Nasdaq Stock Market. The Subcommittee believes that such acceleration is in the best interests of the shareholders as it is expected to reduce compensation expense in future periods in view of the compensation expensing requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), effective January 1, 2006. SFAS 123R requires that all share-based compensation occurring on and after January 1, 2006, including upon vesting of stock options granted prior to such date, be recognized on the Company’s financial statements as additional compensation expense based on the fair values of the share-based compensation at its grant date. The estimated pre-tax future compensation expense that is eliminated as a result of the acceleration of the vesting of these options is approximately $7.1 million.

In order to prevent unintended personal benefits to directors and executive officers and to provide an incentive for continued contribution to the long-term operation of the Company, each director and executive officer signed an agreement, as a condition to the accelerated vesting of his or her stock options, providing that he or she will not sell any shares acquired upon exercise of accelerated options prior to the date that such options would have vested in accordance with the original vesting schedule of the options. The agreements include exceptions in the event of retirement, disability, death, termination without cause or change in control. The form of the agreement is attached hereto as Exhibit 10.1.

The total number of accelerated options is 972,340, representing approximately 15% of the Company’s outstanding options, of which 158,300 were held by directors (excluding the Chief Executive Officer) and 127,300 were held by executive officers (including the Chief Executive Officer). The weighted average exercise price of all accelerated options is $29.83. All other terms and conditions of the accelerated options, including the number of shares subject to the options and exercise prices, remain unchanged.

During December 2005, the Subcommittee may decide to accelerate additional “out-of-the-money” stock options, depending on the closing sale price of the Company’s stock on any particular day. If that were to occur, the Company may file another Current Report on Form 8-K after the conclusion of all accelerations indicating the total number of shares accelerated.

Certain matters discussed in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and a subpoena from the New York Attorney General related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K

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for the year ended December 31, 2004. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Amendment to Stock Option Agreements (1)

(1)	Represents executive compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: December 2, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel
and Secretary

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Exhibit Index

10.1	Form of Amendment to Stock Option Agreements (1)

(1)	Represents executive compensation plans and arrangements.

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